Schedule 13G
Exhibit A

Identification and Classification of Subsidiaries

Septentrion Participations

Septentrion Participations, a company organized under the laws of France, is a wholly owned subsidiary of Total S.A. Septentrion Participations’ principal business is to hold certain investments on behalf of Total S.A. The address of Septentrion Participations’ principal business and office is 2, place de la Coupole, La Défense 6, 92078 Paris La Défense Cedex, France.

At December 31, 2003, Septentrion Participations beneficially owned the following shares directly:

Amount beneficially owned:	234,293
Percent of class:	1.0%; percent of voting rights, 1.7%
Number of shares as to which such person has:

Sole power to vote:	234,293 (shares carry double voting rights)
Shared power to vote:	-0-
Sole power to dispose of:	234,293
Shared power to dispose of:	-0-

Atofina

Atofina, a company organized under the laws of France, is a subsidiary of Elf Aquitaine, which holds a direct and indirect interest of 99.3% therein. Elf Aquitaine is a subsidiary of Total S.A., which holds a 99.4% interest therein. Atofina’s principal business is chemicals. The address of Atofina’s principal business and office is 4/8 Cours Michelet La Défense 10, 92800 Puteaux, France.

At December 31, 2003, Atofina beneficially owned the following shares directly:

Amount beneficially owned:	248,238
Percent of class:	1.0%; percent of voting rights, 1.8% (shares carry double voting rights)
Number of shares as to which such person has:

Sole power to vote:	248,238
Shared power to vote:	-0-
Sole power to dispose of:	248,238
Shared power to dispose of:	-0-

Sogelfa

Sogelfa, a company organized under the laws of France, is a wholly owned subsidiary of Elf Aquitaine, itself a subsidiary of Total S.A., which holds a 99.4% interest therein. Sogelfa’s principal business is to hold certain investments on behalf of Total S.A. The address of Sogelfa’s principal business and office is 2, place de la Coupole, La Défense 6, 92078 Paris La Défense Cedex, France.

At December 31, 2003, Sogelfa beneficially owned the following shares directly:

Amount beneficially owned:	200,880
Percent of class:	0.8%; percent of voting rights, 0.7%
Number of shares as to which such person has:

Sole power to vote:	200,880
Shared power to vote:	-0-
Sole power to dispose of:	200,880
Shared power to dispose of:	-0-